Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Premium Catering (Holdings) Limited, a Cayman Islands company (the “Corporation”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended June 30, 2024 (the “Form 20-F”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: November 12, 2024

/s/ Ms. Loh Hui Ying
Ms. Loh Hui Ying, Chief Financial Officer